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                                                                   EXHIBIT 99.2

                             WIRED VENTURES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY   , 1999

  The undersigned hereby appoints BETH VANDERSLICE and JANELLE MITCHELL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of WIRED VENTURES, INC. that the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at Cooley Godward LLP, One Maritime Plaza, 20th Floor, San
Francisco, California 94111 on       , January   , 1999 at 9:00 a.m. local
time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

  UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PROPOSAL: To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of November 25, 1998, among Wired Ventures, Inc., Lycos, Inc., BF Acquisition Corp. and H. William Jesse, Jr., Louis Rossetto and Paul J. Salem, as Stockholder Representatives, and to approve the merger contemplated thereby, all as more specifically described in the proxy statement/prospectus.

       [_] For                     [_] Against                                       [_] Abstain

Dated:                                    -------------------------------------
                                          -------------------------------------

                                          Please sign exactly as your name
                                          appears on your Wired Ventures, Inc.
                                          stock certificate(s). If the stock
                                          is registered in the names of two or
                                          more persons, each should sign.
                                          Executors, administrators, trustees,
                                          guardians and attorneys-in-fact
                                          should add their titles. If signer
                                          is a corporation, please give full
                                          corporate name and have a duly
                                          authorized officer sign, stating
                                          title. If signer is a partnership,
                                          please have this signed in
                                          partnership name by an authorized
                                          person.

    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
      ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.